Exhibit 99.2

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FINANCIAL UPDATE AND OUTLOOK

EDWARD J. RESCH

EXECUTIVE VICE PRESIDENT AND

CHIEF FINANCIAL OFFICER

[LOGO]

TODAY’S DISCUSSION

Year-to-date Financial Review

Achieving Our Goals

Balance Sheet/Capital Management

Summary

YEAR-TO-DATE

FINANCIAL REVIEW

COMPARATIVE PERFORMANCE*

•                  Three Months Ended
$ In millions (except per share)

	9/30/04	6/30/04%
Servicing and management fees	724	723	0
Securities lending	48	89	(46)
Foreign exchange	75	116	(35)
Brokerage	31	36	(14)
Processing and other	83	81	2
Net interest revenue	223	238	(6)
Gains/losses from sale of securities	—	16	(100)
Total operating revenue	1,184	1,299	(9)
Expenses	890	937	(5)
Operating EPS	$.55	$.68	(19)

*Total operating results as defined by State Street in its SEC filings.

OPERATING REVENUE

[CHART]

Operating revenue as defined in State Street Corporation SEC filings.

*Excludes Corporate Trust and Private Asset Management.

OPERATING EARNINGS PER SHARE

[CHART]

Operating earnings as defined in State Street Corporation SEC filings.

*Excludes Corporate Trust and Private Asset Management.

ACHIEVING OUR FINANCIAL GOALS

FINANCIAL GOALS

•                  Operating EPS Growth 10%-15%

•                  Operating Revenue Growth 8%-12%

•                  Operating ROE 14%-17%

Operating results as defined in State Street Corporation SEC filings.

ACHIEVING OUR GOALS

•                  Operating EPS Growth: 10%-15%

•                  5-year historic operating EPS Growth (CAGR): 11.1%

•                  Impact on operating EPS growth

•                  Revenue growth: 8%-12%

•                  Positive operating leverage

•                  Capital management: ~ 1%

Operating earnings as defined in State Street Corporation SEC filings.

•                  Positive Operating Leverage

•                  Continue re-organization of large operations groups

•                  Modify incentive compensation program

•                  Direct IT spending to create operating efficiencies

•                  Reduce real estate portfolio

•                  Pursue offshoring opportunities

•                  Operating Revenue Growth: 8%-12%

Historic Operating Revenue Growth Rate 2000-2003 (3-year CAGR)

Investment Servicing/Management fee revenue*	14.0%
Market-driven fee revenue	4.0%
Total fee revenue	11.5%
NIR**	(1.1)%
Total	8.4%

•                  S&P declined (15.8)%

•                  Depressed equity environment in ‘01 and ‘02

•                  Unfavorable interest rate environment ‘02 and ‘03

•                  Larger company growth rate

•                  International markets beginning to accelerate

Operating revenue as defined in State Street Corporation SEC filings.

* Includes processing and other.

** Includes gains/losses from the sale of securities.

•                  Operating ROE: 14%-17%

•                  Five-year historic average ROE: 18.3%

•                  Grow NIAT faster than equity

•                  Continue share purchase program

•                  Offset dilution from employee benefit plans

•                  Buyback stock opportunistically

•                  Continue to re-evaluate capital structure

•                  Maintain consistent dividend policy

Operating ROE as defined in State Street Corporation SEC filings.

CAPITAL AND BALANCE SHEET MANAGEMENT

MANAGING RISK

•                  Lower Yield With Lower Risk Asset* Classes

Peer Average	State Street

[CHART]	[CHART]

At 12/31/03; peers include BK, MEL, IFIN, and NTRS.

*Total earning assets.

Source: FRY 9C reports, 12/31/03.

BALANCE SHEET ADJUSTMENTS

•                  Beginning to re-position investment securities to enhance yield while controlling risk

•                  Replace treasuries & agencies with MBS & CMO investments

•                  Replace some fixed investments with floating-rate investments

•                  Adjust mix of durations within portfolio

•                  Control balance sheet growth

RATIO TARGET RANGES

Leverage Ratio Range	5.25%-5.75%

Tangible Ratio Range	4.25%-4.75%

•                  Goal: Remain well-capitalized & comply with requirements of Basel II

•                  Share buyback: to offset dilution from employee stock issuance and make opportunistic purchases

•                  Develop disclosure on economic capital model

SUMMARY

•                  Manage the company for the long term

•                  Adjust expenses to slower revenue growth environment

•                  Continue to invest in Europe and Asia

•                  Maintain stream of new and innovative products

•                  Increase focus on balance sheet and capital management